EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-2 of our reports, dated February 19, 1999, relating to the consolidated financial statements and the financial statement schedules of Appliance Recycling Centers of America, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                      McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
June 21, 1999